                                                                    EXHIBIT 99.1


         HANOVER CAPITAL MORTGAGE HOLDINGS ANNOUNCES 2003 FIRST QUARTER
                      RESULTS AND $0.30 PER SHARE DIVIDEND

      EDISON, NEW JERSEY, MAY 12, 2003 - Hanover Capital Mortgage Holdings, Inc. (AMEX: HCM) reported net earnings for the quarter ended March 31, 2003 of $2,548,000, or $0.57 per share, compared to $1,312,000, or $0.31 per share, for the first quarter 2002, an 84% increase in earnings per share. The Board of Directors declared a first quarter dividend of $0.30 per share on May 8, 2003 to be paid on June 5, 2003 to stockholders of record as of May 22, 2003.

The increase in earnings was primarily due to previously announced sales of mortgage loans that supported certain collateralized mortgage obligations, which HCM refers to as Hanover 1998-A and Hanover 1998-B. These sales were conducted through online outcry auctions on www.hanovertrade.com with due diligence services provided by Hanover Capital Partners Ltd. HCM received additional capital for potential reinvestment of approximately $6,400,000 from the sales of these mortgage loans. The gain on sale of mortgage assets of $3,283,000 during the first quarter 2003 is comprised of $3,175,000 in aggregate gains from the sales of these mortgage loans and $108,000 from the sales of securities. As of March 31, 2003, consolidated cash and cash equivalents was $18,704,000.

John A. Burchett, Chief Executive Officer commented, "Our decisions to collapse Hanover 1998-A and Hanover 1998-B were based on the rate of return earned by these securities as compared to alternative investment opportunities that we believe may provide better returns on investments. We continue to look for opportunities in which we can invest capital that provide continued growth for our shareholders. We cannot assure you that we will be able to invest this capital in assets with similar returns."

The Company expects second quarter 2003 earnings to be lower than those reported for the first quarter 2003, because it does not currently have any expectation of conducting transactions comparable in magnitude to the collapse of Hanover 1998-A and 1998-B. Further, during the second quarter 2003, four executives who are also directors may earn additional compensation from arrangements made during the formation of HCM. Under those arrangements certain performance targets were set. If those performance targets are met, these officers will receive additional compensation that will result in compensation expense being incurred by HCM during the 2003 second quarter. Burchett added, "We believe the absence of transactions similar to the collapse of the Hanover securities and the sale of the underlying mortgage loans that contributed to the strong first-quarter earnings, as well as any potential award of additional compensation, will result in second quarter 2003 earnings that are significantly less than those we achieved in the first quarter of 2003."

As previously announced, effective July 1, 2002, HCM acquired 100% of the outstanding securities of HanoverTrade, Inc. and Hanover Capital Partners Ltd. Prior to that time HCM owned only 97% of these subsidiaries. Financial information presented for periods after June 30, 2002 includes results for the core REIT, HanoverTrade, Inc. and Hanover Capital Partners Ltd. on a consolidated basis. Financial information presented for periods ending prior to July 1, 2002 reflects HCM's previous partial ownership of HanoverTrade, Inc. and Hanover Capital Partners Ltd.

                                    - more -
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                                      -2-

The Company will host its quarterly investor conference call on Monday, May 12, 2003 at 11:00 AM EDT. The call will be broadcast on the Internet at www.vcall.com. To listen to the call, please go to the web site at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those not available to listen to the live broadcast, a replay will be available shortly after the call at the vcall web site.

Hanover Capital Mortgage Holdings, Inc. is a mortgage REIT with offices throughout the country staffed by seasoned mortgage capital markets professionals. HCM invests in mortgage loans and mortgage-backed securities and engages in fee-income generating activities through its subsidiaries, HanoverTrade, Inc. and Hanover Capital Partners Ltd. HanoverTrade is an Internet exchange for trading mortgage loans, mortgage servicing rights and related assets, and provides state-of-the-art technologies supported by experienced valuation, operations and trading professionals. HanoverTrade also provides a full range of asset valuation, analysis and marketing services for performing, sub-performing and non-performing assets, whole loans and participations, CRA loans, and mortgage servicing rights. Hanover Capital Partners provides consulting and due diligence services, focusing on loan sale advisory, loan file due diligence reviews, staffing solutions and mortgage assignment and collateral rectification services.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding our ability to pay future dividends, successfully invest capital , achieve greater returns on investments, provide continued growth for our stockholders, our second quarter 2003 results, and the performance of our operating subsidiaries. Such forward-looking statements involve known and unknown risks, uncertainties or other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Those risks and uncertainties can include: regulatory limitations on the types of investments in which we can participate; fluctuation of interest rates, accelerated prepayment of principal, adverse general economic trends, the ability of HanoverTrade and Hanover Capital Partners to secure additional contracts, and our ability to retain key employees, among others. For more complete information concerning factors which could affect our results, please refer to our registration statements, reports and other documents filed with the Securities and Exchange Commission. Investors are cautioned that current results are not necessarily indicative of future results, and actual results may differ from projected amounts.

                                - charts follow -
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                                      -3-

            HANOVER CAPITAL MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                         (in thousands, except as noted)

                                                                                        March 31,            DECEMBER 31,
                                                                                          2003                  2002
                                                                                        ---------             ---------
                                                                                       (unaudited)
ASSETS
Mortgage loans:
      Held for sale                                                                     $     410             $     413
      Collateral for CMOs                                                                  76,903               102,751
Mortgage securities pledged as collateral for reverse repurchase agreements:
      Available for sale                                                                   26,834                 4,082
      Held to maturity                                                                         --                   559
      Trading                                                                                  --                 2,669
Mortgage securities pledged as collateral for CMOs                                             --                 9,805
Mortgage securities, not pledged:
      Available for sale                                                                    3,130                 6,186
      Trading                                                                                  --                   602
Cash and cash equivalents                                                                  18,704                10,605
Accounts receivable                                                                         1,404                 1,706
Accrued interest receivable                                                                   806                   960
Equity investment in HDMF-I LLC                                                             2,664                 4,638
Notes receivable from related parties                                                       1,750                 2,563
Other assets                                                                                9,351                 8,332
                                                                                        ---------             ---------
TOTAL ASSETS                                                                            $ 141,956             $ 155,871
                                                                                        =========             =========
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Reverse repurchase agreements                                                           $  23,012             $   6,283
CMO borrowing                                                                              70,174               102,589
Dividends payable                                                                              --                 1,119
Accounts payable, accrued expenses and other liabilities                                    2,757                 2,816
                                                                                        ---------             ---------
       TOTAL LIABILITIES                                                                   95,943               112,807
                                                                                        ---------             ---------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred stock: $0.01 par value, 10 million shares authorized,
      -0- shares issued and outstanding
Common stock: $0.01 par value, 90 million shares authorized,
      4,532,402 and 4,474,222 shares outstanding at
      March 31, 2003 and December 31, 2002, respectively                                       45                    45
Additional paid-in capital                                                                 68,433                67,990
Retained earnings (deficit)                                                               (23,454)              (25,322)
Accumulated other comprehensive income                                                        989                   351
                                                                                        ---------             ---------
           TOTAL STOCKHOLDERS' EQUITY                                                      46,013                43,064
                                                                                        ---------             ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                              $ 141,956             $ 155,871
                                                                                        =========             =========
BOOK VALUE PER SHARE                                                                    $   10.15             $    9.62
                                                                                        =========             =========



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                                     - 4 -

            HANOVER CAPITAL MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)
                                   (unaudited)


                                                                         THREE MONTHS ENDED MARCH 31,
                                                                   ---------------------------------------
                                                                         2003                   2002
                                                                   ---------------        ----------------
REVENUES:
     Interest income                                               $         2,395        $          3,845
     Interest expense                                                        1,285                   2,193
                                                                   ---------------        ----------------
        Net interest income                                                  1,110                   1,652
     Loan loss provision                                                       271                      54
                                                                   ---------------        ----------------
        Net interest income after loan loss provision                          839                   1,598

     Gain on sale of mortgage assets                                         3,283                     600
     Gain on mark to market of mortgage assets                                  --                     275
     Due diligence fees                                                      1,319                      --
     Assignment fees                                                           573                      --
     Technology                                                                885                      --
     Loan brokering, trading and advisory services                             396                      --
     Other income (loss)                                                        46                    (172)
                                                                   ---------------        ----------------
        Total revenues                                                       7,341                   2,301
                                                                   ---------------        ----------------

EXPENSES:
     Personnel                                                               2,177                     500
     Subcontractor                                                             942                      --
     Legal and professional                                                    396                     190
     General and administrative                                                392                     231
     Depreciation and amortization                                             388                      --
     Other                                                                     160                     106
     Travel and entertainment                                                  150                       9
     Occupancy                                                                 122                      10
                                                                   ---------------        ----------------
        Total expenses                                                       4,727                   1,046
                                                                   ---------------        ----------------

        Operating income                                                     2,614                   1,255

Equity in income (loss) of unconsolidated subsidiaries:
     Hanover Capital Partners Ltd.                                              --                      26
     HanoverTrade, Inc.                                                         --                      27
     HDMF-I LLC                                                                (43)                    (21)
     Hanover Capital Partners 2, Inc.                                           --                      25
                                                                   ---------------        ----------------
Income before income tax provision                                           2,571                   1,312
Income tax provision                                                            23                      --
                                                                   ---------------        ----------------

NET INCOME                                                         $         2,548        $          1,312
                                                                   ===============        ================

BASIC EARNINGS PER SHARE                                           $          0.57        $           0.31
                                                                   ===============        ================

DILUTED EARNINGS PER SHARE                                         $          0.56        $           0.30
                                                                   ===============        ================


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